UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2021, Purebase Corporation, a Nevada corporation (the “Company”), entered into an amendment (the “Amendment”) to its Materials Extraction Agreement, dated May 27, 2021 (the “Agreement”), with US Mine, LLC (“US Mine”), which Agreement was previously disclosed by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 3, 2021. Pursuant to the terms of the Agreement, the rights acquired by the Company to extract up to 100,000,000 tons of metakaolin supplementary cementitious materials from property owned by US Mine were paid for by the issuance to US Mine of a convertible promissory note in the principal amount of $50,000,000 (the “Note”). In accordance with the terms of the Amendment, the Note was cancelled and the consideration for the mining rights granted to the Company was replaced with an option entitling US Mine to purchase shares of common stock of the Company.

Pursuant to the terms of the Common Stock Purchase Option (the “Stock Option”), issued on October 6. 2021, US Mine has the option to purchase up to 116,000,000 shares of common stock of the Company, at an exercise price of $0.38 per share, such exercise price being the closing price of a share of the Company’s on the OTC Markets on October 6, 2021. The Stock Option vests as to (i) the first 58,000,000 shares on April 6, 2022, (ii) an additional 29,000,000 shares on October 6, 2022, and (iii) the remaining 29,000,000 shares on April 6, 2023. US Mine’s right to exercise the Stock Option expires on April 6, 2028.

A. Scott Dockter, the principal executive officer, and a director and shareholder of the Company, and John Bremer, a director and shareholder of the Company, are also manager-members of US Mine. The Company’s board of directors approved the transaction described in this Current Report on Form 8-K (“Report”), with Mr. Dockter and Mr. Bremer abstaining from providing consent due to their interest in the transaction.

The foregoing descriptions of the Amendment and Option Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and Option Agreement, copies of which are filed with this Report as Exhibits 10.17 and 10.18, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the Stock Option was and, upon exercise of the of Stock Option, the issuance of the shares of common stock underlying the Stock Option will be, exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.17	Amendment to Materials Extraction Agreement, dated October 6, 2021, by and between Purebase Corporation and US Mine, LLC

10.18	Stock Option Agreement, dated October 6, 2021, issued by Purebase Corporation to US Mine, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2021	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer